Exhibit 99.8

Consent of Prospective Director

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, and in connection with the Registration Statement on Form S-4, as amended (the “Registration Statement”), of AMR Corporation (“AMR”) relating to the transactions contemplated by the Agreement and Plan of Merger, dated as of February 13, 2013, as amended, by and among AMR and its successors, US Airways Group, Inc. (“US Airways Group”), and AMR Merger Sub, Inc., a wholly-owned subsidiary of AMR (“AMR Merger Sub”), pursuant to which AMR Merger Sub will merge with and into US Airways Group, with US Airways Group surviving as a wholly-owned subsidiary of AMR (the “Merger”), the undersigned hereby consents to being named in the Registration Statement and all amendments thereto as a person who is to become a director of American Airlines Group Inc. upon the consummation of the Merger, and to the filing of this consent as an exhibit to the Registration Statement.

/s/ Matthew J. Hart
Matthew J. Hart

Date: June 10, 2013